Dated: February 22, 2007

Rate Cap Transaction
Re: BNY Reference No.38929

Ladies and Gentlemen:

The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the rate Swap Transaction entered into on the Trade Date specified below (the “Transaction”) between The Bank of New York (“BNY”), a trust company duly organized and existing under the laws of the State of New York, and Wells Fargo Bank, N.A., not in its individual capacity, but solely as Administrator for the Yield Maintenance Trust with respect to the DSLA Mortgage Loan Trust Series 2007-AR1 (in such capacity, the “Administrator” or the “Counterparty”), under the Pooling and Servicing Agreement, dated as of February 1, 2007, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Sponsor and Seller, Deutsche Bank National Trust Company, as Trustee, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Clayton Fixed Income Services, Inc., as Credit Risk Manager (the “Pooling and Servicing Agreement”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1. Form of Agreement. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). Any reference to a “Swap Transaction” in the Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement, and any reference to a “Transaction” in this Agreement is deemed to be a reference to a “Swap Transaction” for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the “ISDA Form Master Agreement”). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the “Master Agreement”), shall be deemed to have been executed by you and us on the date we entered into the Transaction. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. Each party hereto agrees that the Master Agreement deemed to have been executed by the parties hereto shall be the same Master Agreement referred to in the agreement setting forth the terms of transaction reference number 38930. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

2. Certain Terms. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Cap

Notional Amount:	With respect to any Calculation Period the amount set forth for such period on Schedule I attached hereto.

Trade Date:	February 21, 2007

Effective Date:	March 19, 2007

Termination Date:	February 19, 2012, subject to adjustment in accordance with the Following Business Day Convention

FIXED AMOUNTS

Fixed Amount Payer:	Counterparty

Fixed Amount:	USD 20,000.00

Fixed Amount Payer

Payment Date:	February 22, 2007

FLOATING AMOUNTS

Floating Rate Payer:	BNY

Cap Rate:	For each Calculation Period, as set forth for such period on Schedule I attached hereto.

Ceiling Rate:	For each Calculation Period, as set forth for such period on Schedule I attached hereto.

Floating Rate for initial

Calculation Period:	To be determined

Floating Rate Day Count

Fraction:	Actual/360

Floating Rate Option:
USD-LIBOR-BBA, provided, however, if the Floating Rate Option for a Calculation Period is greater than the Ceiling Rate then the Floating Rate Option for such Calculation Period shall be deemed equal to the Ceiling Rate.

Designated Maturity:	One month

Spread:	Inapplicable

Floating Rate Payer

Period End Dates:	The 19th day of each month, beginning on April 19, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer

Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one (1) Business Day preceding each Floating Rate Payer Period End Date.

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days for Payments:	New York

Calculation Agent:	BNY

3. Additional Provisions:

1) Reliance. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

4. Provisions Deemed Incorporated in a Schedule to the Master Agreement:

Part 1. Termination Provisions.

(a) "Specified Entity" in relation to BNY or Counterparty shall mean: none.

(b) “Specified Transaction” will have the meaning specified in Section 14.

(c) Applicability. The following provisions apply or do not apply to the parties as specified below:

(i) Section 5(a)(i) (Failure to Pay or Deliver):

(A) will apply to BNY; and

(B) will apply to Counterparty.

(ii) Section 5(a)(ii) (Breach of Agreement):

(A) will apply to BNY; and

(B) will not apply to Counterparty.

(iii) Section 5(a)(iii) (Credit Support Default):

(A) will apply to BNY; and

(B) will not apply to Counterparty.

(iv) Section 5(a)(iv) (Misrepresentation):

(A) will apply to BNY; and

(B) will not apply to Counterparty.

(v) Section 5(a)(v) (Default under Specified Transaction):

(A) will not apply to BNY; and

(B) will not apply to Counterparty.

(vi) Section 5(a)(vi) (Cross Default):

(A) will apply to BNY; and

(B) will not apply to Counterparty.

For the purposes of Section 5(a)(vi):

“Specified Indebtedness” will have the meaning specified in Section 14, except that it shall not include indebtedness in respect of deposits received.

“Threshold Amount” means, 3% of consolidated shareholders equity of BNY and its subsidiaries determined in accordance with generally accepted accounting principles of the United States consistently applied as of the last day of the fiscal quarter ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi).

(vii) Section 5(a)(vii) (Bankruptcy):

(A) will apply to BNY; and

(B) will not apply to Counterparty with respect to subclauses (2), (4) (but only if the proceeding or petition is instituted or presented by BNY or its affiliates), (7), (8) (but subclause (8) will not apply to Counterparty only to the extent that subclauses (2), (4) and (7) do not apply to Counterparty) and (9) of Section 5(a)(vii), and the remaining provisions of Section 5(a)(vii) will apply to Counterparty; and in subclause (6) the words “trustee” and “custodian” will not include the Trustee and the words “seeks or” will be deleted.

(viii) Section 5(a)(viii) (Merger without Assumption):

(A) will apply to BNY; and

(B) will apply to Counterparty.

(ix) Section 5(b)(i) (Illegality):

(A) will apply to BNY; and

(B) will apply to Counterparty.

(x) Section 5(b)(ii) (Tax Event):

(A) will apply to BNY; and

(B) will apply to Counterparty;

provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

(xi) Section 5(b)(iii) (Tax Event upon Merger):

(A) will apply to BNY, provided, that BNY shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party; and

(B) will apply to Counterparty.

(xii) Section 5(b)(iv) (Credit Event upon Merger):

(A) will not apply to BNY; and

(B) will not apply to Counterparty.

(xiii) Section 5(b)(v) (Additional Termination Event):

(A) will apply to BNY with respect to Part 1(g)(iv) and (v); and

(B) will apply to Counterparty with respect to Parts 1(g)(i), (ii), and (iii).

(d) The "Automatic Early Termination" provision of Section 6(a):

(A) will not apply to BNY; and

(B) will not apply to Counterparty.

(e) Payments on Early Termination. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, for so long as the Certificates are rated by Moody’s, if BNY is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

(i) The definitions of “Market Quotation” and “Settlement Amount” are amended in their entirety to read as follows:

“Market Quotation” means, with respect to one or more Terminated Transactions, an offer capable when made of becoming legally binding upon acceptance made by a Qualified Transferee for an amount that would be paid to Counterparty (expressed as a negative number) or by Counterparty (expressed as a positive number) in consideration of an agreement between Counterparty and such Qualified Transferee to enter into a transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by Counterparty, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for Counterparty of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (such transaction, a “Replacement Transaction”). For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Counterparty) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Counterparty so as to become legally binding, Provided that:

(1) If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Counterparty may specify in writing to BNY (but in either case no later than the Early Termination Date) (such day the “Latest Settlement Amount Determination Day”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Counterparty so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations; and

(2) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Counterparty so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Counterparty’s Loss (whether positive or negative and without reference to any Un-paid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(ii) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Counterparty shall be entitled to accept only the lowest of such Market Quotations.

(iii) if Counterparty requests BNY in writing to obtain Market Quotations, BNY shall use its reasonable efforts to do so before the Latest Settlement Amount De-termination Day.

(iv) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Counterparty shall pay to BNY an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Counterparty shall pay to BNY the Termination Currency Equivalent of the Unpaid Amounts owing to BNY and (3) BNY shall pay to Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to Counterparty, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) and (ii) notwithstanding any other provision of this Agreement, any amount payable by BNY under (3) shall not be netted-off against any amount payable by Counterparty under (1).”

(f)	“Termination Currency” means United States Dollars.

(g) “Additional Termination Event” will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:—

(i) [Reserved].

(ii)  [Reserved].

(iii) [Reserved].

(iv) Collateralization Event or Ratings Event. A Collateralization Event or Ratings Event has occurred and is continuing with respect to BNY (and the guarantor under each Qualified Guaranty (if any)) and BNY fails to comply with the provisions of Part 5(i)(ii) within the time periods set out therein; provided that an Additional Termination Event shall not be deemed to occur by virtue of a breach of Part 5(i)(ii)(B) with respect to a Moody’s Ratings Event unless and until such Moody’s Ratings Event has continued for 30 or more Business Days and at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction. BNY shall be the sole Affected Party. In the event that BNY has elected or is required to post collateral following the occurrence of a Ratings Event with respect to BNY (and the guarantor under each Qualified Guaranty (if any)), then, a failure to post collateral in accordance with the provisions of the Credit Support Annex shall be subject to the provisions of Section 5(a)(iii) and shall not be treated as an Additional Termination Event. Any breach of Part 5(i)(ii)(A), (B) or (C) which is treated as an Additional Termination Event under this Part 1(g)(iv) shall not constitute an Event of Default.

(v) Regulation AB. BNY shall fail to comply with the provisions of Section 3 of the Disclosure Agreement, dated as of February 22, 2007 within the time provided for therein. BNY shall be the sole Affected Party.

Counterparty shall not effectively designate an Early Termination Date unless and until it has given prior written notice thereof to each Rating Agency.

Part 2. Tax Representations and Certain Tax-related Provisions.

(a) Payer Representations. For the purpose of Section 3(e), BNY makes the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i) the accuracy of any representations made by the other party pursuant to Section 3(f);

(ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

(iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f), BNY and Counterparty make the following representations.

(i) The following representation will apply to BNY:

(x) It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (“Treas. Reg.”)) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

(ii) The following representation will apply to Counterparty:

None.

 (c) Additional Amounts Not Payable by Counterparty. Counterparty shall not be required to pay any additional amounts pursuant to Section 2(d)(i)(4

(d) Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is amended in its entirety to read as follows:

“Indemnifiable Tax” means in relation to payments by BNY any Tax and in relation to payments by Counterparty no Tax.

Part 3. Agreement to Deliver Documents. For the purpose of Section 4(a):

(a) Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
BNY and Counterparty
A correct, complete and executed Internal Revenue Service Form W-9, W-8ECI, or W-8IMY, with appropriate attachments, as applicable, or any other or successor form, in each case that establishes an exemption from deduction or withholding obligations, and any other document reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any tax.

(i) Prior to the first scheduled Payment Date; (ii) in the case of a U.S. Internal Revenue Service Form W-8ECI, W-8IMY, and W-8BEN that does not include a U.S. taxpayer identification number in line 6, before December 31 of each third succeeding calendar year, (iii) promptly upon reasonable demand by the other party; and (iv) promptly upon learning that any form previously provided by to the other party has become obsolete or incorrect.

(b) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BNY
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be.
		Upon the execution and delivery of this Agreement	Yes
Counterparty
 (i) a copy of the executed Pooling and Servicing Agreement, (ii) an incumbency certificate verifying the true signatures and authority of the person or persons signing this Agreement on behalf of Counterparty, and (iii) a certified copy of the authorizing resolution (or equivalent authorizing documentation) of Securities Administrator which sets forth the authority of each signatory to the Confirmation signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.
		[With respect to (i) upon the execution and delivery of the Pooling and Servicing Agreement, and with respect to (ii) and (iii)] upon the execution and delivery of this Agreement	Yes
BNY	A legal opinion as to enforceability of this Agreement and any Confirmation evidencing a Transaction hereunder.	Upon the execution and delivery of this Agreement and such Confirmation	No

Part 4. Miscellaneous.

(a) Addresses for Notices. For the purpose of Section 12(a):

Address for notices or communications to BNY:

The Bank of New York
Swaps and Derivative Products Group
Global Market Division
32 Old Slip 15th Floor
New York, New York 10286
Attention: Steve Lawler
Tele: 212-804-2137
Fax: 212-495-1015/1016

with a copy to:

The Bank of New York
Swaps and Derivative Products Group
32 Old Slip 16th Floor
New York, New York 10286
Attention: Andrew Schwartz
Tele: 212-804-5103
Fax: 212-804-5818/5837

(For all purposes)

BNY: With respect to any Transaction, to the office(s) specified in the Confirmation related to such Transaction. A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

The Bank of New York
Legal Department
One Wall Street - 10th Floor
New York, New York 10286
Attention: General Counsel

Address for notices or communications to Counterparty:

Wells Fargo Bank, NA
9062 Old Annapolis Road
Columbia, MD 21045
Attn: Client Manager, DSLA Mortgage Loan Trust 2007-AR1
Telephone: (410) 884-2000
Fax: (410) 715-2380

 (For all purposes.)

(b) Process Agent. For the purpose of Section 13(c):

BNY appoints as its Process Agent:— not applicable.

Counterparty appoints as its Process Agent:— not applicable.

(c) Offices. The provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10(c):

BNY is a Multibranch Party and will enter into each Transaction only through the following Office:― New York (for all Transactions).

Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is BNY.

(f) “Credit Support Document” Credit Support Document means in relation to:—

BNY: The Credit Support Annex hereto and any Qualified Guaranty.

Counterparty: Not applicable.

(g) “Credit Support Provider” means in relation to:

BNY: The guarantor under any Qualified Guaranty.

Counterparty: Not Applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments; Modification of Section 2(a)(iii)(1). Subparagraph (ii) of Section 2(c) will apply. Section 2(a)(iii)(1) is amended by deleting “or Potential Event of Default”.

(j) “Affiliate” will have the meaning specified in Section 14, provided, that, Counterparty shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) hereof.

(k) Additional Representations. Section 3 is hereby amended by adding after Section 3(f) the following subsections:

“(g)	Relationship Between Parties.

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding.

(i) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

(3) Principal. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(h) Exclusion from Commodity Exchange Act. (1) It is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (2) this Agreement and each Transaction is subject to individual negotiation by such party; and (3) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

(i) Swap Agreement. Each Transaction is a “swap agreement” as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a “covered swap agreement” as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1)).”

Part 5. Other Provisions.

(a) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(b) Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

(c) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(d) Set-off. All payments under this Agreement shall be made without set-off or counterclaim, except as provided in Section 2(c), Section 6 or the provisions hereof relating to Market Quotation and Loss, or Paragraph 8 of the Credit Support Annex. Section 6(e) is amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to Section 6 (as modified hereby).

(e) Failure to Pay or Deliver. Section 5(a)(i) is hereby amended by replacing the word “third” by the word “second” in the third line thereof.

 (f) Non-Recourse. Notwithstanding any provision herein or in this Agreement to the contrary, the obligations of the Trust hereunder are limited recourse obligations of the Trust, payable solely from the Swap Account. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Trust under this Agreement or any confirmation hereunder still outstanding shall be extinguished and thereafter not revive. This provision shall survive the termination of this Agreement.

 (g) Limitation on Institution of Bankruptcy Proceedings. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against Counterparty, the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any of the laws of the United States or any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the termination of this Agreement.

(h) Transfer, Amendment and Assignment. Notwithstanding the provisions of Section 7 and Section 9(b), no assignment, transfer, amendment, waiver, supplement or other modification of any Transaction shall be permitted by either party unless (i) it is a Permitted Transfer or the Rating Agency Condition is satisfied with respect thereto, and (ii) each Rating Agency has received prior written notice thereof. The consent of Counterparty shall not be required for a Permitted Transfer and Counterparty shall take all steps reasonably requested by BNY (at the expense of BNY) to effect a Permitted Transfer. A “Permitted Transfer” means a novation or assignment to or entry into another form of Replacement Transaction pursuant to which a Qualifying Transferee acquires and assumes or enters into a Replacement Transaction by a written instrument in respect of all the Transactions and the rights, liabilities, duties and obligations of BNY hereunder without modification of the terms hereof (other than parties, effective date of said transfer, and tax payee representations of BNY) and with respect to which (i) there is no adverse effect on netting or set-off rights [and][;] (ii) each Rating Agency receives prior written notice thereof.

(i) Ratings Downgrade.

(i) Definitions. For purposes of each Transaction:

(A) “Rating Agency Condition” means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when each of Moody’s Investors Service Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) (each a “Rating Agency”, and the rating condition with respect to it, the “Moody’s Rating Condition” and “S&P Rating Condition”, respectively) has confirmed in writing to the Administrator that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by such Rating Agency of the Certificates.

(B) “Qualifying Ratings” means, with respect to the debt of any entity, (1) (x) a short-term unsecured and unsubordinated debt rating of at least “P-1”, and a long-term unsecured and unsubordinated debt of at least ”A2” (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least “A1”) by Moody’s (“Moody’s First Level Qualifying Ratings”), and (y) a short-term unsecured and unsubordinated debt rating of at least “P-2”, and a long-term unsecured and unsubordinated debt of at least ”A3” (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least “A3”) by Moody’s (“Moody’s Second Level Qualifying Ratings”); and (2) a short-term unsecured and unsubordinated debt rating of at least “A-1” , or if it does not have a short-term rating, a long-term unsecured and unsubordinated debt rating of at least “A+” by S&P (“S&P Qualifying Ratings”).

(C) A “Collateralization Event” shall occur with respect to with respect to BNY (and the guarantor under each Qualified Guaranty (if any)) if: (1) its short-term unsecured and unsubordinated debt rating is reduced to “P-2” or below, or its long-term unsecured and unsubordinated debt is reduced to ”A3” or below (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “A2” or below) by Moody’s (a “Moody’s Collateralization Event”); or (2) its short-term unsecured and unsubordinated debt rating is reduced to “A-2” or below, or, if it does not have a short-term rating, its long-term unsecured and unsubordinated debt rating is reduced to “A” or below by S&P (an “S&P Collateralization Event”).

(D) A “Ratings Event” shall occur with respect to with respect to BNY (and the guarantor under each Qualified Guaranty (if any)) if: (1) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced to “P-3” or below or its long-term unsecured and unsubordinated debt is reduced to “Baa1” (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is withdrawn or reduced to “Baa1” or below) by Moody’s (a “Moody’s Ratings Event”); or (2) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced below “A-3” (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is withdrawn or reduced to “BB+” or below) by S&P (an “S&P Ratings Event”).

(E) “Qualified Transferee” means a transferee of a novation or assignment or a party (other than Counterparty) that enters into another form of Replacement Transaction that is a Reference Market-maker (“dealer” in the definition thereof meaning a “dealer in notional principal contracts” as defined in Treas. Reg. Section 1.1001-4) (1) that has Moody’s Second Level Qualifying Ratings and S&P Qualifying Ratings or (2) whose present and future obligations owing to Counterparty are guaranteed pursuant to a Qualified Guaranty.

(F) “Qualified Guaranty” means an unconditional and irrevocable guaranty of payment (and not of collection) and the performance of the other obligations of BNY (or a Qualified Transferee, as applicable) hereunder by a third party having Moody’s Second Level Qualifying Ratings and S&P Qualifying Ratings and with respect to which the S&P Rating Condition is satisfied (“Qualified Guarantor”) providing, inter alia, that payment thereunder shall be made as provided and on the conditions set forth in Section 2(d) as modified hereunder (substituting references to BNY as “X” with the guarantor as “X” and “this Agreement” with such guaranty, respectively) (or, in lieu of such provisions relating to tax, a law firm has given a legal opinion confirming that none of the guarantor’s payments to Counterparty under such guaranty will be subject to withholding for Tax).

(ii) Actions to be Taken. (A) If a Collateralization Event occurs, then BNY shall, at its own expense, no later than thirty (30) Business Days thereafter in case of a Moody’s Collateralization Event or thirty (30) calendar days thereafter in case of an S&P Collateralization Event:

(1) post collateral (commencing within the times set forth herein) in accordance with the Credit Support Annex for so long as the Collateralization Event continues with respect to BNY (and the guarantor under each Qualified Guaranty (if any)); or

(2) subject to the S&P Rating Condition, novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee (having the Moody’s First Level Qualifying Ratings and the S&P Qualifying Ratings); or

(3) subject to the S&P Rating Condition, obtain a Qualified Guaranty (provided by a guarantor having the Moody’s First Level Qualifying Ratings and the S&P Qualifying Ratings).

(B) If a Ratings Event occurs, then BNY shall at its own expense, no later than thirty (30) Business Days thereafter in case of a Moody’s Ratings Event or ten (10) Business Days thereafter in case of an S&P Ratings Event, and subject to the S&P Rating Condition:

(1) novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee, or

(2) obtain a Qualified Guaranty.

(C) BNY shall post collateral in accordance with the Credit Support Annex and the times set forth herein for so long as a Collateralization Event or Ratings Event that has occurred (or exists from the time BNY becomes a party hereto) continues.

(D) If a Ratings Event occurs, then BNY shall at its own expense, use commercially reasonable efforts to take one of the actions referred to in (B) above as soon as reasonably practicable.

(j) [Reserved]

(k) Administrator’s Capacity. It is expressly understood and agreed by the parties hereto that, insofar as this Agreement and any confirmation evidencing a Transaction hereunder is executed by Wells Fargo Bank, N.A. , (i) this Agreement and such confirmation are executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity but solely as Administrator for the Yield Maintenance Trust pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred upon and vested in it thereunder, and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein or therein made on behalf of the Trust is made and intended not as a personal representation, undertaking or agreement of Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances will Wells Fargo Bank, N.A. , in its individual capacity, be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement or any such confirmation

(l) Administrator’s Representation. Wells Fargo Bank, N.A., as Administrator of the Trust, represents and warrants that:

It has been directed under the Pooling and Servicing Agreement to enter into this Agreement and each confirmation evidencing a Transaction hereunder as Administrator on behalf of Trust.

 (m) Additional Provisions. Notwithstanding the terms of Sections 5 and 6, if Counterparty has satisfied its payment obligations under Section 2(a)(i), and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless BNY is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) with respect to BNY as the Affected Party or Section 5(b)(iii) with respect to BNY as the Burdened Party.

5. Account Details and Settlement Information:

Payments to BNY:

The Bank of New York
Derivative Products Support Department
32 Old Slip, 16th Floor
New York, New York 10286
Attention: Renee Etheart
ABA #021000018
Account #890-0068-175
Reference: Interest Rate Swap

Payments to Counterparty:

Wells Fargo Bank, N.A.
ABA #: 121 000 248
Account Name: SAS Clearing
Account No.: 3970771416
FFC: DSLA 2007-AR1, 50992202

BNY will, unless otherwise directed by the Administrator, make all payments hereunder to the Administrator. Payment made to the Administrator at the account specified herein or to another account specified in writing by the Administrator shall satisfy the payment obligations of BNY hereunder to the extent of such payment.

6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK

By: /s/ Renee Etheart
Name: Renee Etheart
Title: Vice President

The Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SECURITIES ADMINISTRATOR FOR THE YIELD MAINTENANCE TRUST WITH RESPECT TO THE DSLA MORTGAGE LOAN TRUST SERIES 2007-AR1

By: /s/ Graham M. Oglesby
Name: Graham M. Oglesby
Title: Assistant Vice President

SCHEDULE I

(all such dates are subject to adjustment in accordance with the Following Business Day Convention)

Accrual Start Date	Accrual End Date	Notional Amount (in USD)	Cap Rate (%)	Ceiling Rate (%)
03/19/07	04/19/07	785,211,385.59	6.97762	10.50000
04/19/07	05/19/07	768,927,091.23	9.71571	10.50000
05/19/07	06/19/07	754,555,422.34	9.40460	10.50000
06/19/07	07/19/07	740,466,210.79	9.72047	10.50000
07/19/07	08/19/07	726,653,643.50	9.40921	10.50000
08/19/07	09/19/07	713,112,031.80	9.41152	10.50000
09/19/07	10/19/07	699,835,808.58	9.72762	10.50000
10/19/07	11/19/07	686,817,376.13	9.41614	10.50000
11/19/07	12/19/07	673,989,554.26	9.73235	10.50000
12/19/07	01/19/08	661,412,694.39	9.42066	10.50000
01/19/08	02/19/08	649,060,066.24	9.42290	10.50000
02/19/08	03/19/08	636,941,357.52	10.07515	10.50000
03/19/08	04/19/08	625,050,124.06	9.42737	10.50000
04/19/08	05/19/08	613,383,659.54	9.74392	10.50000
05/19/08	06/19/08	601,946,198.60	9.43183	10.50000
06/19/08	07/19/08	590,733,033.14	9.74853	10.50000
07/19/08	08/19/08	579,697,726.21	9.43623	10.50000
08/19/08	09/19/08	568,850,599.70	9.43837	10.50000
09/19/08	10/19/08	558,173,284.93	9.75512	10.50000
10/19/08	11/19/08	547,698,333.90	9.44252	10.50000
11/19/08	12/19/08	537,380,235.00	9.75936	10.50000
12/19/08	01/19/09	527,266,190.56	9.44657	10.50000
01/19/09	02/19/09	516,285,277.17	9.44696	10.50000
02/19/09	03/19/09	505,438,024.89	10.45940	10.50000
03/19/09	04/19/09	493,876,609.18	9.44591	10.50000
04/19/09	05/19/09	482,432,154.92	9.75917	10.50000
05/19/09	06/19/09	471,191,550.85	9.44269	10.50000
06/19/09	07/19/09	460,213,141.91	9.75571	10.50000
07/19/09	08/19/09	449,491,314.09	9.43932	10.50000
08/19/09	09/19/09	439,020,054.26	9.43762	10.50000
09/19/09	10/19/09	428,793,490.51	9.75044	10.50000
10/19/09	11/19/09	418,804,906.66	9.43420	10.50000
11/19/09	12/19/09	409,046,237.19	9.74691	10.50000

12/19/09	01/19/10	399,514,907.82	9.43078	10.50000
01/19/10	02/19/10	390,205,186.22	9.42906	10.50000
02/19/10	03/19/10	381,112,384.35	10.43740	10.50000
03/19/10	04/19/10	372,231,029.65	9.42561	10.50000
04/19/10	05/19/10	363,556,996.51	9.73800	10.50000
05/19/10	06/19/10	355,085,689.63	9.42212	10.50000
06/19/10	07/19/10	346,812,358.28	9.73438	10.50000
07/19/10	08/19/10	338,732,363.31	9.41860	10.50000
08/19/10	09/19/10	330,841,174.55	9.41682	10.50000
09/19/10	10/19/10	323,134,368.21	9.72887	10.50000
10/19/10	11/19/10	315,606,832.47	9.41324	10.50000
11/19/10	12/19/10	308,252,398.40	9.72518	10.50000
12/19/10	01/19/11	301,069,834.35	9.40967	10.50000
01/19/11	02/19/11	294,054,183.78	9.40787	10.50000
02/19/11	03/19/11	287,201,943.24	10.41386	10.50000
03/19/11	04/19/11	280,508,970.26	9.40426	10.50000
04/19/11	05/19/11	273,972,201.95	9.71587	10.50000
05/19/11	06/19/11	267,588,190.58	9.40063	10.50000
06/19/11	07/19/11	261,353,357.01	9.71208	10.50000
07/19/11	08/19/11	255,264,206.17	9.39695	10.50000
08/19/11	09/19/11	249,317,325.07	9.39509	10.50000
09/19/11	10/19/11	243,509,380.85	9.74778	10.50000
10/19/11	11/19/11	237,832,007.28	10.19016	10.50000
11/19/11	12/19/11	0.00	0.00000	0.00000
12/19/11	01/19/12	226,637,929.44	10.36153	10.50000
01/19/12	02/19/12	221,215,983.15	10.47335	10.50000
02/19/12	03/19/12	0.00	0.00000	0.00000

Exhibit A to Confirmation No. 38929

[Credit Support Annex to follow this page]

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®
International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX
to the Schedule to the

ISDA Master Agreement

Dated as of February 22, 2007
between

THE BANK OF NEW YORK	and	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS ADMINISTRATOR FOR THE YIELD MAINTENANCE TRUST WITH RESPECT TO THE DSLA MORTGAGE LOAN TRUST SERIES 2007-AR1

established as a banking organization under the laws of the State of New York		The Trust is a common law trust established under the laws of the State of New York.

(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to,
the Master Agreement specified in the Confirmation(s) (BNY Ref. No. 38929 and 38930), dated even date herewith (the “Agreement”), is part of the Schedule deemed incorporated therein and is a Credit Support Document under the Master Agreement with respect to Party A.

Accordingly, the parties agree as follows:—

Paragraph 1. Interpretation

(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations

(a) Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)    the Credit Support Amount
exceeds

(ii)    the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii) the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a) Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

Substitutions.

(i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided, however, that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6. Holding and Using Posted Collateral

(a) Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b) Eligibility to Hold Posted Collateral; Custodians.

(i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d) Distributions and Interest Amount.

(i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default
For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a) Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2,

(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10. Expenses

(a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c) Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12.

Definitions

As used in this Annex:

“Cash” means the lawful currency of the United States of America. “Credit Support Amount” has the meaning specified in Paragraph 3.

“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13. “Delivery Amount” has the meaning specified in Paragraph 3(a).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided, however, that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i) Eligible Collateral or Posted Collateral that is:

(A) Cash, the Amount thereof, and

(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Paragraph 13.

Certain Definitions. As used herein, “Moody’s”, “S&P”, “Rating Agency”, “Collateralization Event”, “Moody’s Collateralization Event”, “S&P Collateralization Event”; “Ratings Event”, “Moody’s Ratings Event”, and “S&P Ratings Event” have the meanings assigned in the Schedule.

(a) Security Interest for “Obligations.” The term “Obligations” as used in this Annex includes the following additional obligations: Not applicable.

(b) Credit Support Obligations.

(i) Delivery Amount, Return Amount and Credit Support Amount.

(A) “Delivery Amount” has the meaning specified in Paragraph 3(a) except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date on which the Threshold for Party A is Zero, commencing no later than the Valuation Date falling on or after the earliest of (i) in the case of a Moody’s Collateralization Event or Moody’s Ratings Event (in each case with respect to Party A and the guarantor under each Qualified Guaranty (if any)), on the 30th Local Business Day thereafter, (ii) in the case of an S&P Collateralization Event, the thirtieth (30th) calendar day thereafter or, if it is not a Local Business Day, the next preceding day that is a Local Business Day, and (iii) in the case of an S&P Ratings Event, commencing promptly after publication by S&P of the applicable change in rating.”

(B) “Return Amount” has the meaning specified in Paragraph 3(b).

(C) “Credit Support Amount” in Paragraph 3(b), shall be amended in its entirety to read as follows:

“‘Credit Support Amount’ means, for any Valuation Date after and during the continuance of a Collateralization Event or Ratings Event (in each case with respect to Party A and the guarantor under each Qualified Guaranty (if any)), (i) the Secured Party's Exposure for that Valuation Date, plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor (with respect to all Affected Transactions), if any, minus (iii) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of the Credit Support Amount yields a number less than zero; and, provided further, that, [(1)] if a Moody’s Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing and at least thirty (30) Business Days have elapsed since the last time it was not the case that a Moody’s Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any), the Credit Support Amount will not be less than the greater of zero and the aggregate amount of the net payments due from Pledgor in respect of all following scheduled Payments (each such net payment being the greater of zero and the amount of the payment due to be made by the Pledgor under Section 2(a) on a Payment date less the amount of any payment due to be made by the Secured Party under Section 2(a) on the same Payment Date after giving effect to any applicable netting under Section 2(c) (each a “Net Payment”)) with respect to all Affected Transactions

(ii) Eligible Collateral.  The items set forth in Schedule 1A,or Schedule 1B, as applicable, will qualify as “Eligible Collateral” for Party A.

(iii) Other Eligible Support. The following items will qualify as“Other Eligible Support” for the party specified: Not Applicable.

(iv) Thresholds.

(A) “Independent Amount” means with respect to Party B: Zero; and, with respect to Party A: an amount, as of the date of determination, equal to the product of the aggregate Notional Amount outstanding at the beginning of the related Calculation Period under the applicable Affected Transactions, and the greater of:

(1)
in respect of a Moody’s Collateralization Event or a Moody’s Ratings Event (in each case, with respect to Party A and the guarantor under each Qualified Guaranty (if any)), the percentage set forth in Schedule 2A, Schedule 2B or Schedule 2C, as applicable (“Moody’s Independent Amount”); and

(2)
in respect of an S&P Collateralization Event or an S&P Ratings Event, (x) with respect to basis risk swaps, the product of the S&P Volatility Buffer and .10, and (y) with respect to all other Transactions the S&P Volatility Buffer determined using the table set forth in Schedule 3 (“S&P Independent Amount”).

(B) “Threshold” means for each party: an infinite number; provided, that the Threshold shall be zero at any time that Party A elects or is required to post collateral pursuant to Part 5(i)(ii) of the Schedule.

(C) “Minimum Transfer Amount” means with respect to Party A and Party B: $100,000; provided, that the Minimum Transfer Amount for such party shall be $50,000 in respect of an S&P Collateralization Event and an S&P Ratings Event if the aggregate principal balance of the rated Certificates is $50,000,000 or less on the applicable Valuation Date, and shall be zero upon the occurrence and during the continuance of an Event of Default, Termination Event, Additional Termination Event, or Specified Condition with respect to such party.

(D) Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of $1,000 and the Return Amount will be rounded down to the nearest integral multiple of $1,000.

(v) Conflicting Valuation Percentage. Notwithstanding the definition of "Valuation Percentage" in Paragraph 10, the Valuation Percentage for any item of Eligible Collateral shall be the lowest of the applicable percentages specified for such item by any Rating Agency then rating the Certificates.

(c) Valuation and Timing.

(i) “Valuation Agent” means, Party A, provided, that if any Event of Default with respect to Party A has occurred and is continuing, then any designated third party mutually agreed to by the parties shall be the Valuation Agent until such time as Party A is no longer a Defaulting Party.

(ii) “Valuation Date” means each Local Business Day.

(iii) “Valuation Time” means:

☐ the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

☒ the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

provided, that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) “Notification Time” means 1:00 p.m., New York time, on a Local Business Day.

(d) Conditions Precedent and Secured Party’s Rights and Remedies. (i) Illegality and (ii) Additional Termination Events will be a “Specified Condition” for Party A (as the Affected Party) (but not for purposes of Paragraph 8(d)), and (iii) Tax Event and (iv) Tax Event Upon Merger will not be a “Specified Condition for Party A.

(e) Substitution.

(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Applicable.

(f) Dispute Resolution.

(i) “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: as set forth for other purposes in Paragraph 12.

(iii) Alternative. The provisions of Paragraph 5 will apply, except to the following extent: (A) pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in Paragraph 5 if the demand is given by the Notification Time, but will be due on the second Local Business Day after the demand if the demand is given after the Notification Time; and (B) the Disputing Party need not comply with the provisions of Paragraph 5(II)(2) if the amount to be Transferred does not exceed the Disputing Party’s Minimum Transfer Amount.

(g) Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians. The Secured Party will not be entitled to hold Posted Collateral itself. The Secured Party will be hold Posted Collateral in an identifiable segregated account through a Custodian (which may be the Trustee and which shall at all times be a financial institution as specified under [Section ______ of] the Pooling and Servicing Agreement. If not so specified, the Custodian shall be a commercial bank or trust company which is unaffiliated with Party B organized under the laws of the United States or any state thereof, having assets of at least $10 billion and a long term debt or a deposit rating of at least Baa2 from Moody's and BBB from S&P. For so long as the Certificates are rated by S&P, any Custodian other than the Trustee shall have a short-term debt or deposit rating of at least A-1+, or, if it has no short-term rating, a long-term debt or deposit rating of at least A+, from S&P.

Initially, the Custodian for Party B is:

Wells Fargo Bank, N.A.

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to the Secured Party; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii).

(h) Distributions and Interest Amount.

(i) Interest Rate. The “Interest Rate”, with respect to Eligible Collateral in the form of Cash will be will be the actual rate of interest earned by the Counterparty or the Custodian if the Cash is invested at the direction of BNY in accordance with Paragraph 13(1)(vi); otherwise the “Interest Rate” will be, for any day, the rate opposite the caption “Federal Funds (Effective)” for such day as published for such day in Federal Reserve Publication H.15(519) or any successor publication as published by the Board of Governors of the Federal Reserve System or such other rate as agreed by the parties.

(ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month) and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b), subject to the receipt and availability of such interest or of interest and earnings on the Mortgage Loans, as the case may be.

(iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Other Eligible Support and Other Posted Support.

(i) “Value” with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

(ii) “Transfer” with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

(j) Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

(i) Party A: Not applicable.

(ii) Party B:
Wells Fargo Bank, NA
9062 Old Annapolis Road
Columbia, MD 21045
Attn: Client Manager, DSLA Mortgage Loan Trust 2007-AR1
Telephone: (410) 884-2000
Fax: (410) 715-2380

(k) Addresses for Transfers.

Party A:  For Cash: To be provided

For Eligible Collateral: To be provided

Party B:  To be provided

(l) Other Provisions.

(i) Additional Definitions. As used in this Annex:—

"Equivalent Collateral" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

"Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree);

(ii) Transfer Timing.

(A) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph: "Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

(B) Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

(iii) Events of Default. Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

“For the purposes of Section 5(a)(iii) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Credit Support, Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Day after the notice of that failure is given to that party; provided, that, with respect to a failure to Transfer Eligible Credit Support, at least (x) 30 Local Business Days have elapsed after a Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred, or (y) 10 Business Days have elapsed after an S&P Ratings Event , and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A”.

(iv) No Counterclaim. A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

(v) Holding Collateral. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account (the “Swap Collateral Account”) and to hold, record and identify all the Posted Collateral therein and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(vi) Investment of Cash Posted Collateral. Cash Posted Collateral shall be invested in [Eligible Investments][Permitted Investments] as directed by Party A, with gains and losses incurred in respect of such investments to be for the account of Party A, subject to the following parameters: the Cash Posted Collateral shall be invested in such overnight (or redeemable within two Local Business Days of demand) investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime -1 or Aaa by Moody’s as directed by Party A (provided, that such investment shall be held uninvested or invested at the direction of Party B if an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party and Party B has designated an Early Termination Date with respect thereto). Such instructions may be delivered as standing instructions.

(vii) Return of Posted Collateral. At any time Party A is required to post collateral pursuant to Part 5(i)(ii) of the Schedule, Party A shall be obligated to transfer Eligible Collateral in accordance with the terms of this Annex. If Party A is so required to post collateral in relation to a Collateralization Event or a Ratings Event and thereafter ceases to be required to post collateral under Part 5(i)(ii) of the Schedule (and provided that no Event of Default exists with respect to Party A) or Party A has made a Permitted Transfer under this Agreement, then Party A’s obligations to transfer Eligible Collateral under this Annex will immediately cease with respect to that Collateralization Event or Ratings Event, and Party B will, upon demand by Party A, return to Party A, or cause its Custodian to return, all Posted Collateral held under this Annex. The Secured Party is authorized to liquidate any Posted Collateral pursuant to written instructions from Party A.

(viii) External Verification of Mark-to-Market Valuations. If the long-term senior unsecured debt of Party A is rated BBB or below by S&P, once every month, Party A will at its own expense verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers (provided, that a Reference Market-maker may not be used more than four times within each 12 month period) for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the high quotation for a Reference Market-maker, if applicable for the next Valuation Date and cure any deficiency in collateral value within three Local Business Days. Party A shall provide the quotations of such Reference Market-makers to S&P.

(ix) Expenses. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Collateral.

(x) Limit on Secured Party’s Liability. The Secured Party will not be liable for any losses or damages that the Pledgor may suffer as a result of any failure by the Secured Party to perform, or any delay by it in performing, any of its obligations under this Annex if the failure or delay results from circumstances beyond the reasonable control of the Secured Party or its Custodian, such as interruption or loss of computer or communication services, labor disturbance, natural disaster or local or national emergency.

[Signature page immediately follows]

IN WITNESS WHEREOF the parties have executed this Credit Support Annex on the respective dates specified below with effect from the date on the first page.

THE BANK OF NEW YORK	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS ADMINISTRATOR FOR THE YIELD MAINTENANCE TRUST WITH RESPECT TO THE DSLA MORTGAGE LOAN TRUST SERIES 2007-AR1

By: /s/ Renee Etheart	By: /s/ Graham M. Oglesby
Name: Renee Etheart Title: Vice President Date:	Name: Graham M. Oglesby Title: Assistant Vice President Date:

SCHEDULE 1A
ELIGIBLE COLLATERAL
MOODY’S

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated [“Aaa”] by Moody’s[, and] [“AAA”] by S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 38929: February 19, 2012; No. 38930: July 19, 2013.

Valuation Date (and Valuation Percentage column): Daily

Moody’s Valuation Percentage columns:

* Column A sets out the percentage applicable when the percentage in Column B is not applicable.

* Column B sets out the percentage applicable when a Moody’s Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any)such has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time it was not the case that a Moody’s Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any).

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY’S )
Valuation Percentage	Valuation Percentage
Moody’s (Daily)	Moody’s (Weekly)
A	B	A	B
(A)	Cash: U.S. Dollars in depositary account form	100%	100	100%	100%
(B)	Floating-rate U.S. Treasury Securities: Floating-rate negotiable debt obligations issued by the U.S. Treasury Department after July 18, 1984 (“Floating-rate Treasuries”) (all maturities).	100%	99%	100%	99%
(C)	U.S. Treasury Securities: Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department after July 18, 1984 (“Fixed-rate Treasuries”) having a remaining maturity of up to and not more than 1 year.	100%	100%	100%	100%
(D)	Fixed-rate Treasuries having a remaining maturity of greater than 1 year but not more than 2 years.	100%	99%	100%	99%
(E)	Fixed-rate Treasuries having a remaining maturity of greater than 2 years but not more than 3 years.	100%	98%	100%	98%
(F)	Fixed-rate Treasuries having a remaining maturity of greater than 3 years but not more than 5 years.	100%	97%	100%	97%
(G)	Fixed-rate Treasuries having a remaining maturity of greater than 5 years but not more than 7 years.	100%	96%	100%	95%
(H)	Fixed-rate Treasuries having a remaining maturity of greater than 7 years but not more than 10 years.	100%	94%	100%	94%
(I)	Fixed-rate Treasuries having a remaining maturity of greater than 10 years but not more than 20 years.	100%	90%	100%	89%
(J)	Fixed-rate Treasuries having a remaining maturity of greater than 20 years but not more than 30 years.	100%	88%	100%	87%

1A-1

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY’S )
Valuation Percentage	Valuation Percentage
Moody’s (Daily)	Moody’s (Weekly)
A	B	A	B
(K)	Floating-rate Agency Securities: Floating-rate negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Floating-rate Agency Securities”) (all maturities).	100%	98%	100%	98%
(L)	Fixed-rate Agency Securities: Fixed-rate negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Fixed-rate Agency Securities”) issued after July 18, 1984 and having a remaining maturity of not more than 1 year.	100%	99%	100%	99%
(M)	Fixed-rate Agency Securities having a remaining maturity of greater than 1 year but not more than 2 years.	100%	99%	100%	98%
(N)	Fixed-rate Agency Securities having a remaining maturity of greater than 2 years but not more than 3 years.	100%	98%	100%	97%
(O)	Fixed-rate Agency Securities having a remaining maturity of greater than 3 years but not more than 5 years.	100%	96%	100%	96%
(P)	Fixed-rate Agency Securities having a remaining maturity of greater than 5 years but not more than 7 years.	100%	93%	100%	94%
(Q)	Fixed-rate Agency Securities having a remaining maturity of greater than 7 years but not more than 10 years.	100%	93%	100%	93%
(R)	Fixed-rate Agency Securities having a remaining maturity of greater than 10 years but not more than 20 years.	100%	89%	100%	88%
(S)	Fixed-rate Agency Securities having a remaining maturity of greater than 20 years but not more than 30 years.	100%	87%	100%	86%
(T)
FHLMC Certificates. Mortgage participation certificates issued by FHLMC evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.
		*	*	*	*
(U)
FNMA Certificates. Mortgage-backed pass-through certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.
		*	*	*	*

1A-2

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY’S )
Valuation Percentage	Valuation Percentage
Moody’s (Daily)	Moody’s (Weekly)
A	B	A	B
(V)
GNMA Certificates. Mortgage-backed pass-through certificates issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.
		*	*	*	*
(W)
Commercial Mortgage-Backed Securities. Floating rate commercial mortgage-backed securities rated AAA by two major rating agencies (including S&P if S&P is a Rating Agency hereunder) with a minimum par or face amount of $250 million (excluding securities issued under Rule 144A) (“Commercial Mortgage-Backed Securities”) having a remaining maturity of not more than 5 years.
		*	*	*	*
(X)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 5 years and not more than 10 years.	*	*	*	*
(Y)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 10 years.			*	*
(Z)	Commercial Paper. Commercial Paper with a rating of at least P-1 by Moody’s and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.	*	*	*	*
(AA)	Other Items of Credit Support approved by the Rating Agencies to the extent any [Certificates] are rated.	*	*	*	*

* zero or such higher percentage in respect of which Moody’s has delivered a ratings affirmation.

1A-3

SCHEDULE 1B
ELIGIBLE COLLATERAL
S&P

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated [“Aaa”] by Moody’s[, and] [“AAA”] by S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 38929: February 19, 2012; No. 38930: July 19, 2013.

Valuation Date (and Valuation Percentage column): Daily

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)
		Valuation Percentage
		S&P
		Daily	Weekly
(A)	Cash: U.S. Dollars in depositary account form	100%	100%
(B)	Floating-rate U.S. Treasury Securities: Floating-rate negotiable debt obligations issued by the U.S. Treasury Department after July 18, 1984 (“Floating Rate Treasuries”) (all maturities).	*	*
(C)	Fixed-rate U.S. Treasury Securities: Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department after July 18, 1984 (“Fixed-rate Treasuries”) having a remaining maturity of up to and not more than 1 year.	98.90%	98.60%
(D)	Fixed-rate Treasuries having a remaining maturity of greater than 1 year but not more than 2 years.	98.00%	97.30%
(E)	Fixed-rate Treasuries having a remaining maturity of greater than 2 years but not more than 3 years.	97.40%	95.80%
(F)	Fixed-rate Treasuries having a remaining maturity of greater than 3 years but not more than 5 years.	95.50%	93.80%
(G)	Fixed-rate Treasuries having a remaining maturity of greater than 5 years but not more than 7 years.	93.70%	91.40%
(H)	Fixed-rate Treasuries having a remaining maturity of greater than 7 years but not more than 10 years.	92.50%	90.30%
(I)	Fixed-rate Treasuries having a remaining maturity of greater than 10 years but not more than 20 years.	91.10%	86.90%
(J)	Fixed-rate Treasuries having a remaining maturity of greater than 20 years but not more than 30 years.	88.60%	84.60%
(K)
Floating-rate Agency Securities: Floating-rate negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Floating-rate Agency Securities”) (all maturities).
		*	*
(L)	Fixed-rate Agency Securities: fixed-rate negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Fixed-rate Agency Securities”) issued after July 18, 1984 and having a remaining maturity of not more than 1 year.	98.50%	98.00%
(M)	Fixed-rate Agency Securities having a remaining maturity of greater than 1 year but not more than 2 years.	97.70%	96.80%

1B-1

ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)
		Valuation Percentage
		S&P
		Daily	Weekly
(N)	Fixed-rate Agency Securities having a remaining maturity of greater than 2 years but not more than 3 years.	97.30%	96.30%
(O)	Fixed-rate Agency Securities having a remaining maturity of greater than 3 years but not more than 5 years.	94.50%	92.50%
(P)	Fixed-rate Agency Securities having a remaining maturity of greater than 5 years but not more than 7 years.	93.10%	90.30%
(Q)	Fixed-rate Agency Securities having a remaining maturity of greater than 7 years but not more than 10 years.	90.70%	86.90%
(R)	Fixed-rate Agency Securities having a remaining maturity of greater than 10 years but not more than 20 years.	87.70%	81.60%
(S)	Fixed-rate Agency Securities having a remaining maturity of greater than 20 years but not more than 30 years.	84.40%	77.90%
(T)	FHLMC Certificates. Mortgage participation certificates issued by FHLMC evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.	91.50%	86.40%
(U)	FNMA Certificates. Mortgage-backed pass-through certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.	91.50%	86.40%
(V)	GNMA Certificates. Mortgage-backed pass-through certificates issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.	91.50%	86.40%
(W)	Commercial Mortgage-Backed Securities. Floating rate commercial mortgage-backed securities rated AAA by two major rating agencies (including S&P if S&P is a Rating Agency hereunder) with a minimum par or face amount of $250 million (excluding securities issued under Rule 144A) (“Commercial Mortgage-Backed Securities”) having a remaining maturity of not more than 5 years.	96.20%	95.10%
(X)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 5 years and not more than 10 years.	92.90%	90.90%
(Y)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 10 years.	91.00%	88.60%
(Z)	Commercial Paper. Commercial Paper with a rating of at least P-1 by Moody’s and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.	99.00%	99.00%
(AA)	Other Items of Credit Support approved by the Rating Agencies to the extent any [Certificates] are rated.	*	*

* zero or such higher percentage in respect of which S&P has delivered a ratings affirmation.

1B-2

SCHEDULE 2A
MOODY’S INDEPENDENT AMOUNT (FIRST TRIGGER)

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated [“Aaa”] by Moody’s[, and] [“AAA”] by S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 38929: February 19, 2012; No. 38930: July 19, 2013.

Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount when either (i) it is not the case that a Moody’s Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing, or (ii) less than 30 Local Business Days have elapsed since the last time it was not the case that a Moody’s Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any).

Weighted Average Life of Transaction in Years	Valuation Date (Daily)	Valuation Date (Weekly)
1 or less	0.15%	0.25%
More than 1 but not more than 2	0.30%	0.50%
More than 2 but not more than 3	0.40%	0.70%
More than 3 but not more than 4	0.60%	1.00%
More than 4 but not more than 5	0.70%	1.20%
More than 5 but not more than 6	0.80%	1.40%
More than 6 but not more than 7	1.00%	1.60%
More than 7 but not more than 8	1.10%	1.80%
More than 8 but not more than 9	1.20%	2.00%
More than 9 but not more than 10	1.30%	2.20%
More than 10 but not more than 11	1.40%	2.30%
More than 11 but not more than 12	1.50%	2.50%
More than 12 but not more than 13	1.60%	2.70%
More than 13 but not more than 14	1.70%	2.80%
More than 14 but not more than 15	1.80%	3.00%
More than 15 but not more than 16	1.90%	3.20%
More than 16 but not more than 17	2.00%	3.30%
More than 17 but not more than 18	2.00%	3.50%
More than 18 but not more than 19	2.00%	3.60%
More than 20 but not more than 21	2.00%	3.70%
More than 21 but not more than 22	2.00%	3.90%
More than 22	2.00%	4.00%

2A-1

SCHEDULE 2B
MOODY’S INDEPENDENT AMOUNT (SECOND TRIGGER)
(TRANSACTION SPECIFIC HEDGES)

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated [“Aaa”] by Moody’s[, and] [“AAA”] by S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 38929: February 19, 2012; No. 38930: July 19, 2013.

Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount with respect to any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or that is an interest rate swap the notional amount of which is “balance guaranteed” or, for any Calculation Period, otherwise is not a specific dollar amount that is fixed at the inception of the Transaction (a “Transaction-Specific Hedge”) when a Moody’s Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time it was not the case that a Moody’s Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any).

Weighted Average Life of Transaction in Years	Valuation Date (Daily)	Valuation Date (Weekly)
1 or less	0.65%	0.75%
More than 1 but not more than 2	1.30%	1.50%
More than 2 but not more than 3	1.90%	2.20%
More than 3 but not more than 4	2.50%	2.90%
More than 4 but not more than 5	3.10%	3.60%
More than 5 but not more than 6	3.60%	4.20%
More than 6 but not more than 7	4.20%	4.80%
More than 7 but not more than 8	4.70%	5.40%
More than 8 but not more than 9	5.20%	6.00%
More than 9 but not more than 10	5.70%	6.60%
More than 10 but not more than 11	6.10%	7.00%
More than 11 but not more than 12	6.50%	7.50%
More than 12 but not more than 13	7.00%	8.00%
More than 13 but not more than 14	7.40%	8.50%
More than 14 but not more than 15	7.80%	9.00%
More than 15 but not more than 16	8.20%	9.50%
More than 16 but not more than 17	8.60%	9.90%
More than 17 but not more than 18	9.00%	10.40%
More than 18 but not more than 19	9.40%	10.80%
More than 20 but not more than 21	9.70%	11.00%
More than 21 but not more than 22	10.00%	11.00%
More than 22	10.00%	11.00%

2B-1

SCHEDULE 2C
MOODY’S INDEPENDENT AMOUNT (SECOND TRIGGER)
(NON-TRANSACTION SPECIFIC HEDGES)

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated [“Aaa”] by Moody’s[, and] [“AAA”] by S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 38929: February 19, 2012; No. 38930: July 19, 2013.

Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount with respect to any Transaction that is not a Transaction-Specific Hedge when a Moody’s Ratings Event with respect to Party A and the guarantor under each Qualified Guaranty (if any) has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time it was not the case that a Moody’s Ratings Event had occurred and was continuing with respect to Party A and the guarantor under each Qualified Guaranty (if any).

Weighted Average Life of Transaction in Years	Valuation Date (Daily)	Valuation Date (Weekly)
1 or less	0.50%	0.60%
More than 1 but not more than 2	1.00%	1.20%
More than 2 but not more than 3	1.50%	1.70%
More than 3 but not more than 4	1.90%	2.30%
More than 4 but not more than 5	2.40%	2.80%
More than 5 but not more than 6	2.80%	3.30%
More than 6 but not more than 7	3.20%	3.80%
More than 7 but not more than 8	3.60%	4.30%
More than 8 but not more than 9	4.00%	4.80%
More than 9 but not more than 10	4.40%	5.30%
More than 10 but not more than 11	4.70%	5.60%
More than 11 but not more than 12	5.00%	6.00%
More than 12 but not more than 13	5.40%	6.40%
More than 13 but not more than 14	5.70%	6.80%
More than 14 but not more than 15	6.00%	7.20%
More than 15 but not more than 16	6.30%	7.60%
More than 16 but not more than 17	6.60%	7.90%
More than 17 but not more than 18	6.90%	8.30%
More than 18 but not more than 19	7.20%	8.60%
More than 20 but not more than 21	7.50%	9.00%
More than 21 but not more than 22	7.80%	9.00%
More than 22	8.00%	9.00%

2C-1

SCHEDULE 3
S&P VOLATILITY BUFFER

Certificates: Class A, Class M and Class B Certificates

Highest Rating of Certificates: Class A rated [“Aaa”] by Moody’s[, and] [“AAA”] by S&P.

Scheduled Date Certificates will fall to $50,000,000 or below:

Last Scheduled Payment Date of Transactions: No. 38929: February 19, 2012; No. 38930: July 19, 2013.

Valuation Date (and Valuation Percentage column): Daily

The S&P Volatility Buffer will be determined using the following table:

S&P Volatility Buffer
Party A Rating*	Remaining Years to Maturity of Transaction
	(Up to 3 years)	(Up to 5 years)	(Up to 10 years)	(Up to 30 years)
If, on the related Valuation Date, the highest rated [Notes][Certificates] are rated “AA-” or higher by S&P, the S&P Volatility Buffer is:
A-2	2.75%	3.25%	4.00%	4.75%
A-3	3.25%	4.00%	5.00%	6.25%
BB+ or lower	3.50%	4.50%	6.75%	7.50%
If, on the related Valuation Date, the highest rated [Notes][Certificates] are rated “A” or “A+” by S&P, the S&P Volatility Buffer is:
BBB+/BBB	*	3.25%	4.00%	4.50%
A-2	*	3.25%	4.00%	4.50%
A-3/BBB-	*	3.50%	4.50%	6.00%
BB+ or lower	*	4.00%	5.25%	7.00%

* This rating shall be the higher of the rating by S&P on the related Valuation Date of the long-term debt and short-term debt of Party A or its guarantor or other Credit Support Provider.

3-1